EXHIBIT 99.1


FOR IMMEDIATE RELEASE                     CONTACT:  Timothy W. Henry
                                                    Phone:  (704) 344-8150
                                                    E-mail: Thenry@fairpoint.com


                    FAIRPOINT COMMUNICATIONS, INC. ANNOUNCES
                              FIRST QUARTER RESULTS


      o     CONSOLIDATED REVENUES UP 68.4% COMPARED WITH FIRST QUARTER 2000
      o CONSOLIDATED EBITDA LOSS OF $12.3 MILLION, AFTER RECORDING A RESTRUCTURE CHARGE OF APPROXIMATELY $33.6 MILLION DUE TO THE CONSOLIDATION OF OPERATIONS AT THE COMPANY'S COMPETITIVE COMMUNICATIONS SUBSIDIARY
      o TRADITIONAL TELEPHONE COMPANY REVENUES UP 5.4% COMPARED TO FIRST QUARTER 2000
      o TRADITIONAL TELEPHONE COMPANY EBITDA OF $32.0 MILLION, A 53.5% INCREASE COMPARED TO FIRST QUARTER 2000

      CHARLOTTE, N.C. (May 7, 2001) - FairPoint Communications, Inc. ("FairPoint" or the "Company") today reported operational results for its first quarter ended March 31, 2001. FairPoint reported significant year over year growth in revenues driven by access line growth due to traditional telephone company acquisitions during 2000 and from a substantial increase in customers at its competitive communications subsidiary, FairPoint Communications Solutions Corp. ("Solutions").

      The Company reported consolidated revenues for the first quarter ended March 31, 2001, of $75.8 million, a 68.4 percent increase compared with consolidated revenues of $45.0 million for the same period in 2000. Revenue growth was due to the revenues contributed by the traditional telephone companies acquired in 2000, the solid year over year growth of the traditional telephone companies owned and operated for the same period and the rapid customer growth at Solutions during the last 12 months.

      Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) was a negative $12.3 million for 2001, compared to a positive EBITDA of $10.5 million for the same period in 2000. The decrease in EBITDA was attributed to operating losses at Solutions including a restructure charge of approximately $33.6 million associated with Solutions' consolidation announced on January 5th, 2001.

      The traditional telephone companies reported first quarter revenues of $55.0 million, an increase of $18.9 million or 52.5 percent compared to the same period in 2000. Revenues contributed by the companies acquired in 2000 were approximately $16.5 million. The traditional telephone companies reported first quarter EBITDA of $32.0 million, an increase of $11.2 million or 53.5 percent versus $20.8 million for the same period in 2000. For the traditional telephone companies owned for the same period, EBITDA increased 4.1 percent to $21.7 million, and the companies acquired in 2000 contributed EBITDA of $10.3 million. Solutions reported first quarter revenues of $20.9 million, an increase of $11.9 million or 132 percent. Solutions recorded a first quarter EBITDA loss of approximately $44.3 million, which included a restructure charge of approximately $33.6 million. Excluding the restructure charge, Solutions' EBITDA loss in the first quarter was approximately a negative $10.7 million compared to a negative $17.3 million EBITDA loss for the fourth quarter ended December 31, 2000, excluding a restructure charge of approximately $16.5 million for Solutions' consolidation activities in December.

      The Company reported a first quarter net loss after taxes of $59 million. The net loss was attributed to the net loss after taxes incurred at Solutions of approximately $32 million and higher interest expenses of the Company related to debt incurred in connection with the acquisitions of traditional telephone companies in 2000.

      In 2000, the Company acquired four traditional telephone companies that served approximately 81,800 access lines on March 31, 2001. The Company operates 28 traditional telephone companies serving approximately 237,700 access lines on March 31, 2001. On May 7, the Company executed a purchase contract to acquire approximately 3,000 access lines located in southwestern Pennsylvania. This acquisition will likely be completed during the third quarter of this year.

      On March 31, 2001, Solutions served approximately 113,900 access lines, a decrease of 6,700 access lines compared with 120,600 access lines on December 31, 2001. This decline in access lines was planned and was attributed to the scaling back of Solutions' business plan during the fourth quarter of 2000 and first quarter of 2001, as previously announced.

      Solutions consolidated its operations in two phases in December 2000 and the first quarter of 2001. This consolidation was a proactive response by management to the deterioration in the capital markets and general economy that became evident in the fourth quarter 2000. "During the first quarter ended March 31, 2001, we successfully completed the scaling back and consolidation of our operations," commented CEO Jack Thomas. "We believe we are poised to grow Solutions successfully by concentrating our efforts in our established facilities-based markets that edge-out from our traditional telephone companies."

      The Company, on March 30, 2001, amended its senior credit facility and subsequently on April 11, 2001 increased a term tranche commitment by $64 million. In addition, the amendment revised the loan amortization of the facility's revolving credit commitments and also revised certain financial covenants. Proceeds were used to pay down the Company's outstanding amounts under the revolving credit facilities and thereby increased the availability under these revolving facilities for general corporate purposes and potential future acquisitions.

Solutions, on March 21, 2001, amended its senior secured credit facility. The amendment reduced the facility commitment to $200 million from $250 million and reset certain financial covenants. The amendment reflected the changes in the revised business plan initiated in December 2000 and January 2001. Solutions' business plan continues to be fully funded.

      On April 1, 2001, the Company named John P. Duda president and chief operating officer of the Company and Peter G. Nixon president of the Company's traditional telephone group or the Telecom Group. Mr. Duda joined the Office of the Chairman reporting to Chairman and CEO Jack Thomas. Mr. Duda formerly served as president and CEO of the Company's Telecom Group. Mr. Nixon formerly served as president of the Telecom Group's Eastern Region.

ABOUT FAIRPOINT

      FairPoint is an integrated communications provider offering voice, Internet, data, Web-enabled and other related communication services to its customers in its traditional telephone companies. It provides similar services to small and medium size businesses in targeted ex-urban markets through execution of a competitive local exchange communications business that utilizes the network and infrastructure of its traditional telephone companies to service these adjacent markets.

      FairPoint was founded in 1991 to take advantage of the consolidation opportunities in the highly fragmented rural independent telephone industry. Since its first traditional telephone acquisition in 1993, the Company has completed 28 acquisitions and serves customers in 17 states across the United States. In 1998, the Company established its competitive communications subsidiary, Solutions, to pursue new market opportunities created by the deregulation of the local exchange carrier markets. Solutions is pursuing a regional "edge-out" facilities-based strategy entering markets near the Company's traditional telephone companies and competing with the incumbent local exchange carrier. On March 31, 2001, the company served more than 351,000 access lines in 22 states across the United States.

FORWARD LOOKING STATEMENTS

      The statements in this news release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in previous FairPoint Communications, Inc. filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, growth and expansion risks, the availability of equipment, materials, inventories and programming, product acceptance, and the ability to construct, expand and upgrade its services and facilities. FairPoint does not undertake to update any forward-looking statements in this news release or with respect to matters described herein.

                          PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

                 FairPoint Communications, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

=====================================================================================
                                                           MARCH 31,     DECEMBER 31,
                                                              2001          2000
  Assets                                                  (UNAUDITED)
-------------------------------------------------------------------------------------
                                                             (DOLLARS IN THOUSANDS)
Current assets:
    Cash and cash equivalents                             $   5,612           1,023
    Accounts receivable and other                            55,075          56,020
-------------------------------------------------------------------------------------
Total current assets                                         60,687          57,043
-------------------------------------------------------------------------------------
Property, plant, and equipment, net                         354,651         348,916
-------------------------------------------------------------------------------------
Other assets:
    Investments                                              49,985          50,353
    Goodwill, net of accumulated amortization               448,516         451,486
    Deferred charges and other assets                        31,779          33,625
-------------------------------------------------------------------------------------
Total other assets                                          530,280         535,464
-------------------------------------------------------------------------------------
Total assets                                              $ 945,618         941,423
=====================================================================================
     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
-------------------------------------------------------------------------------------
Current liabilities:
    Accounts payable                                      $  25,590          38,118
    Current portion of long-term debt and other
      long-term liabilities                                   6,818           6,480
    Demand notes payable                                        484             535
    Accrued interest payable                                 22,407          11,547
    Other accrued liabilities                                56,834          47,955
-------------------------------------------------------------------------------------
Total current liabilities                                   112,133         104,635
-------------------------------------------------------------------------------------
Long-term liabilities:
    Long-term debt, net of current portion                  813,591         751,630
    Deferred credits and other long-term liabilities         15,774          15,754
-------------------------------------------------------------------------------------
Total long-term liabilities                                 829,365         767,384
-------------------------------------------------------------------------------------
Minority interest                                                16              15
-------------------------------------------------------------------------------------
Common stock subject to put option                            4,136           5,011
-------------------------------------------------------------------------------------
Stockholders' equity:
    Common stock                                                498             498
    Additional paid-in capital                              224,293         227,245
    Unearned compensation                                    (7,864)         (9,707)
    Accumulated other comprehensive income (loss)            (3,897)            440
    Accumulated deficit                                    (213,062)       (154,098)
-------------------------------------------------------------------------------------
Total stockholders' equity (deficit)                            (32)         64,378
-------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                $ 945,618         941,423
=====================================================================================

                 FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

--------------------------------------------------------------------------------
                                                    THREE MONTHS ENDED
                                                        MARCH 31,
                                                  2001              2000
--------------------------------------------------------------------------------
                                                 (DOLLARS IN THOUSANDS)

Revenues                                         $  75,838          45,048
--------------------------------------------------------------------------------

Operating expenses:
    Network operating costs                         35,194          21,145
    Selling, general and administrative             20,856          15,226
    Depreciation and amortization                   16,199           8,996
    Restructure charge                              33,607            --
    Stock-based compensation                          (741)         12,323
--------------------------------------------------------------------------------
Total operating expenses                           105,115          57,690
--------------------------------------------------------------------------------
Loss from operations                               (29,277)        (12,642)
--------------------------------------------------------------------------------
Other income (expense):
    Net gain on sale of investments                   --               206
    Interest income                                     48             730
    Dividend income                                    555             182
    Interest expense                               (30,863)        (10,165)
    Other, net                                         893             681
--------------------------------------------------------------------------------
Total other expense                                (29,367)         (8,366)
--------------------------------------------------------------------------------
Loss before income taxes                           (58,644)        (21,008)
Income tax benefit (expense)                          (319)          2,826
Minority interest in income of subsidiaries             (1)             (1)
--------------------------------------------------------------------------------
Net loss                                         $ (58,964)        (18,183)
================================================================================

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                 FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

=========================================================================================================
                                                                                THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                              2001                2000
---------------------------------------------------------------------------------------------------------
                                                                                   (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
    Net loss                                                               $ (58,964)        (18,183)
Adjustments to reconcile net loss to net cash provided by
operating activities:
    Amortization of debt issue costs                                           3,417             649
    Depreciation and amortization                                             16,199           8,996
    Deferred tax valuation allowance                                         (18,994)
    Other non cash items                                                      38,048          11,191
    Changes in assets and liabilities arising from operations, net of acquisitions:
      Accounts receivable                                                      1,151          (2,791)
      Accounts payable and accrued expenses                                      430           3,523
      Income taxes recoverable                                                 3,005            (438)
----------------------------------------------------------------------------------------------------
    Total adjustments                                                         43,256          21,130
----------------------------------------------------------------------------------------------------
    Net cash provided by (used in) operating activities                      (15,708)          2,947
----------------------------------------------------------------------------------------------------
Cash flows from investing activities:
    Net capital additions                                                    (36,485)        (10,446)
    Other, net                                                                 1,298            (818)
----------------------------------------------------------------------------------------------------
    Net cash used in investing activities                                    (35,187)        (11,264)
----------------------------------------------------------------------------------------------------
Cash flows from financing activities:
    Loan origination costs                                                    (1,963)         (3,251)
    Proceeds from issuance of long-term debt                                 130,125           5,861
    Repayment of long-term debt                                              (67,859)       (104,702)
    Net proceeds from the issuance of common stock                              --           159,160
    Other, net                                                                (4,819)            (14)
----------------------------------------------------------------------------------------------------
    Net cash provided by financing activities                                 55,484          57,054
----------------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                                      4,589          48,737
Cash and cash equivalents, beginning of period                                 1,023           9,923
----------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                   $   5,612          58,660
====================================================================================================